UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 21, 2008

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 21, 2008, PDL BioPharma, Inc. (“PDL”) and GMN, Inc., a wholly owned subsidiary of Genmab A/S, entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which GMN would acquire PDL’s antibody manufacturing facility located in Brooklyn Park, Minnesota, USA, equipment, rights to leased property and other related assets for $240 million in cash and the assumption of certain liabilities (the “Sale”).

The Sale has been approved by the Board of Directors of both companies, and is expected to close in the first quarter of 2008. The Sale is subject to antitrust clearance under the Hart-Scott-Rodino Act and satisfaction of other customary conditions.

A copy of the joint press release issued by PDL and Genmab A/S announcing the execution of the Agreement is filed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	PDL BioPharma, Inc. and Genmab A/S Joint Press Release issued February 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2008

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime Senior Vice President and Chief Financial Officer

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